Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3-ASR (No. 333-271167, 333-273303) and Form S-8 (Nos. 333-269539, 333-220589, 333-252351, 333-262825) of our report dated February 28, 2022, with respect to the consolidated financial statements of Krystal Biotech, Inc. for the year ended December 31, 2021, included in this annual report on Form 10-K of Krystal Biotech, Inc. as of and for the year ended December 31, 2023.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
February 26, 2024